STOCKER & YALE, INC.

                      1996 STOCK OPTION AND INCENTIVE PLAN


SECTION 1.      GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the Stocker & Yale, Inc. 1996 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Directors and other key persons of Stocker & Yale, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

     "Board" means the Board of Directors of the Company.

     "Cause" as such term relates to the termination of any person means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person's duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as

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determined by the Board in good faith in its sole discretion, which has not been corrected by such person within 30 days after written notice from the Company of such failure, or (v) material breach by such person of his noncompetition agreement with the Company, if any, as determined by the Board in good faith in its sole discretion.

     "Change of Control" is defined in Section 14.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" means the Committee of the Board referred to in Section 2.

     "Disability" means an individual's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual's mental or physical disability, as determined by the Committee in good faith in its sole discretion.

     "Disinterested Person" means an Independent Director who qualifies as such under Rule 16b-3(c)(2)(i) promulgated under the Act, or any successor definition under said Rule.

     "Dividend Equivalent Right" means Awards granted pursuant to Section 9.

     "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

     "Fair Market Value" on any given date means the value determined by the Committee in accordance with Section 3(e).

     "Incentive Stock Option" means any Stock Option designated and qualified as an Aincentive stock option" as defined in Section 422 of the Code.

     "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Performance Share Award" means Awards granted pursuant to Section 8.

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     "Restricted Stock Award" means Awards granted pursuant to Section 6.

     "Retirement" means the employee's termination of employment with the Company and its Subsidiaries after attainment of age 65 or attainment of age 58 and completion of 10 years of service.

     "Stock" means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

     "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     "Unrestricted Stock Award" means any Award granted pursuant to Section 7.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS
           AND DETERMINE AWARDS AND FAIR MARKET VALUE

     (a) Committee. The Plan shall be administered by all of the Independent Director members of the Compensation Committee of the Board, or any other committee of not less than two Independent Directors performing similar functions as appointed by the Board from time to time. Each member of the Committee shall be a Disinterested Person.

     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers, employees and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;
(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

          (iii) to determine the number of shares of Stock to be covered by any Award;

          (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;



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          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi) to determine the Fair Market Value of Stock for all purposes of the Plan in accordance with Section 3(e);

          (vii) subject to the provisions of Section 5(a)(iii), to extend at any time the period in which Stock Options may be exercised;

          (viii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

     (c) Delegation of Authority to Grant Options. The Committee may, in its sole discretion, delegate to the Chairman of the Board of the Company power and authority, under Section 2(b) (including paragraphs (i) through (iv) thereof) and Section 5, to grant Options to employees of the Company effective on the first day of the employee's employment with the Company; provided, however, that no such grant shall be made to an employee who is subject to the reporting requirements of Section 16 of the Act; and provided further that the power and authority delegated hereunder shall not include any power and authority conferred by paragraphs (v) through (viii) of Section 2(b) or by Section 13 or any power and authority under Section 5 to alter the rights of the employee or otherwise exercise discretion with respect to the Option after the grant date. The power and authority delegated hereunder shall be subject to such additional limitations as the Committee may specify.


SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 150,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.

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Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 40,000 shares of Stock may be granted to any one individual participant during any calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

     (b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

     (c) Mergers. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or
(iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Committee) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options.

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     (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

     (e) Fair Market Value. Fair market value shall be based on the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the next preceding date on which the Stock was traded. The price at which Stock is traded shall be determined based on the NASDAQ SmallCap system (or the NASDAQ National Market System, if applicable), or in the event that the Stock is not traded on either the NASDAQ SmallCap System or the NASDAQ National Market system, the price at which Stock is traded shall be determined on the Vancouver Stock Exchange (provided that the price shall be expressed in the currency of the United States).

SECTION 4. ELIGIBILITY

     Participants in the Plan will be such full or part-time officers, and other employees and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion, or by the Chairman of the Board of the Company pursuant to authority delegated under Section 2(c). Independent Directors are also eligible to participate in the Plan but only to the extent provided in Section 5(c) and Section 7 below.

SECTION 5. STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after March 18, 2006.

     (a) Stock Options Granted to Employees and Key Persons. The Committee in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be

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subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options, or 85% of the Fair Market Value on the date of grant, in the case of Non-Qualified Stock Options. Notwithstanding the foregoing, with respect to Non-Qualified Stock Options which are granted in lieu of cash bonus, the exercise price per share shall not be less than 50% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the
     Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

          (ii) Grant of Discount Options in Lieu of Cash Bonus. Upon the request of an eligible employee and with the consent of the Committee, such employee may elect each calendar year to receive a Non-Qualified Stock Option in lieu of any cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company, but only if such employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days (or such shorter period permitted by the Committee) preceding January 1 of the calendar year for which the cash bonus would otherwise be paid. A Non-Qualified Stock Option shall be granted to each employee who made such an irrevocable election on the date the waived cash bonus would otherwise be paid; provided, however, that with respect to an employee who is subject to Section 16 of the Act, if such grant date is not at least six months and one day from the date of the election, the grant shall be delayed until the date which is six months and one day from the date of the election (or the next following business day, if such date is not a business day). The exercise price per share shall be determined by the Committee but shall not be less than 50% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash bonus by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for whole number of shares so determined; the value of any fractional share shall be paid in cash. An employee may revoke his election under this Section 5(a)(ii) on a prospective basis at any time; provided, however, that with respect to an employee who is subject to
     Section 16 of the Act, such revocation shall only be effective six months and one day following the date of such revocation.

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          (iii) Option Term. The term of each Stock Option shall be fixed by the
     Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iv) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash bonus shall be exercisable in full as of the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (v) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

               (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

               (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

               (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

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     (vi) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of death shall become fully exercisable and may thereafter be exercised by the legal representative or legatee of the optionee, for a period of 12 months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

          (vii) Termination by Reason of Disability.

          (A) Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability shall become fully exercisable and may thereafter be exercised, for a period of 12 months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier.

          (B) The Committee shall have sole authority and discretion to determine whether a participant's employment (or business relationship) has been terminated by reason of Disability.

          (C) Except as otherwise provided by the Committee at any time, the death of an optionee during the period provided in this Section 5(a)(vii) for the exercise of a Stock Option shall extend such period for 12 months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

     (viii) Termination by Reason of Retirement.

          (A) Any Stock Option held by an optionee whose employment by (or business relationship with) the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 12 months (or such other period as the Committee shall specify at any time) from the date of such termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier.

          (B) Except as otherwise provided by the Committee at any time, the death of an optionee during a period provided in this Section 5(a)(viii) for the exercise of a Stock Option shall extend such period for 12 months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

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          (ix) Termination for Cause. If any optionee's employment by (or business relationship with) the Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is immediately exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the date of termination of employment (or business relationship) or until the expiration of the stated term of the Option, if earlier.


          (x) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment (or business relationship), for three months (or such longer period as the Committee shall specify at any time) from the date of termination of employment (or business relationship) or until the expiration of the stated term of the Option, if earlier.

          (xi) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

     (b) Reload Options. At the discretion of the Committee, Options granted under Section 5(a) may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(v)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.


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     (c) Stock Options Granted to Independent Directors.

          (i) Automatic Grant of Options.

               (A) Each Independent Director who is first elected to serve as a Director on or after the effective date of the Plan shall be granted, on the fifth business day after his election, a Non-Qualified Stock Option to acquire 4,000 shares of Stock.

               (B) Each Independent Director who is serving as Director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the later of (i) the 1996 annual meeting or (ii) the annual meeting following the grant of a Stock Option to the Independent Director pursuant to (A) above, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 2,000 shares of Stock.

               (C) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(c) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

          (ii) Exercise; Termination.

               (A) Except as provided in Section 14, an Option granted under
          Section 5(c) shall be exercisable after the second anniversary of the grant date; provided, however, that any Option so granted shall become exercisable upon the termination of service of the Independent Director because of Disability or death. An Option issued under this
          Section 5(c) shall not be exercisable after the expiration of ten years from the date of grant.

               (B) If an Independent Director ceases to be a Director for any reason other than Cause or death, an Option granted under this Section 5(c) may thereafter be exercised, to the extent it was exercisable on the date such optionee ceases to be a Director, for a person of six months from such date or until the expiration of the stated term of the Option, if earlier. If the optionee ceases to be a Director for Cause, all rights in an Option granted under this Section 5(c) shall terminate immediately on the date he ceases to be a Director.

               (C) Notwithstanding paragraph (B) above, any Option granted to an Independent Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of twelve months from the date of death or until the expiration of the stated term of the option, if earlier.

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               (D) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in
          Section 5(a)(v). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     (iii) Limited to Independent Directors. The provisions of this Section 5(c) shall apply only to Options granted or to be granted to Independent Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this
Section 5(c) shall govern the rights and obligations of the Company and Independent Directors respecting Options granted or to be granted to Independent Directors. The provisions of this Section 5(c) which affect the price, date of exercisability, option period or amount of shares of Stock under an Option shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA.

     (d) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Stock Options to members of his immediate family, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners.

     (e) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.


SECTION 6.  RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Awards. The Committee may grant Restricted Stock Awards to any employee or key person of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

     (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have

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the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(e) below.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. In the case of Restrict Stock granted to an employee, if the participant's employment with the Company and its Subsidiaries terminates for any reason other than death or Disability, the Company shall have the right, at the discretion of the Committee, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award). Restricted Stock granted to a key person who is not an employee shall be subject to such forfeiture and repurchase provisions as the Committee shall specify.

     (d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." A participant whose employment is terminated for reason of death or Disability shall become fully vested on his termination date in any Restricted Stock he received as an employee to the extent such vesting is otherwise contingent only on continued service with the Company. Where vesting is contingent on attainment of pre-established performance goals, the vesting of Restricted Stock in the case of death or Disability shall remain dependent on the attainment of such goals and shall be determined as of such date or dates specified by the Committee.

     (e) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  UNRESTRICTED STOCK AWARDS

     (a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any employee or key person of the Company or any Subsidiary, pursuant to which such employee or key person may receive shares of Stock free of any restrictions ("Unrestricted

Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such employee or key person.

     (b) Elections to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of an employee or a key person and with the consent of the Committee, each employee or key person may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to such employee or key person in the form of shares of Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). With respect to any employee who is subject to Section 16 of the Act, such irrevocable election shall become effective no earlier than six months and one day following the date of such election and the revocation of such election shall be effective six months and one day following the date of the revocation.

     (c) Elections to Receive Unrestricted Stock in Lieu of Director Fees. Each Independent Director may, pursuant to an irrevocable written election delivered to the Company, receive all or a portion of such Independent Director's director fees in shares of Unrestricted Stock (valued at Fair Market Value on the date or dates that the director fees would otherwise be paid in cash). Such election shall be effective no earlier than six months and one day following the date of such election. Any revocation of such election shall be effective six months and one day following the date of the revocation.

     (d) Deferral of Awards. Each Independent Director who has made an election to receive shares of Unrestricted Stock under Section 8(c) above will have the right to defer receipt of up to 100% of such shares of Unrestricted Stock payable to such Independent Director in accordance with such rules and procedures as may from time to time be established by the Company for that purpose, and such election shall be effective on the later of the date six months and one day from the date of such election or the beginning of the next calendar year. The deferred Unrestricted Stock shall be entitled to receive Dividend Equivalent Rights settled in shares of Stock.

     (e) Restrictions on Transfers. The right to receive Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. PERFORMANCE SHARE AWARDS

     (a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any employees or key persons of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the

Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment (or other business relationship), a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by (or business relationship with) the Company and its Subsidiaries for any reason.

     (e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 12, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.


SECTION 9. DIVIDEND EQUIVALENT RIGHTS

     (a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to an eligible employee or key person, as a component of another Award or as a freestanding award. A Dividend Equivalent Right may also be granted to an Independent Director pursuant to
Section 7(e). The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

     (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 10. TAX WITHHOLDING

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Stock. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to
Section 16 of the Act, the following additional restrictions shall apply:

          (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 10(b) shall be made either
     (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

          (B) such election shall be irrevocable;

               (C) such election shall be subject to the consent or disapproval of the Committee; and

               (D) the Stock withheld to satisfy tax withholding must pertain to an Award which has been held by the participant for at least six months from the date of grant of the Award.

Notwithstanding the foregoing, the provision of Section 10(b)(A)(1) shall not be applicable until the Company has been subject to the reporting requirements of
Section 13(a) of the Act for at least a year prior to the election and has filed all reports and statements required to be filed pursuant to that Section for that year.

SECTION 11. TRANSFER, LEAVE OF ABSENCE, ETC

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 12. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Committee to be required by the Act to ensure that Awards granted under the Plan are exempt under Rule 16b-3 promulgated under the Act, or that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders.

SECTION 13. STATUS OF PLAN

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 14. CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control as defined in this Section 14:

     (a) Each outstanding Stock Option shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

     (b) Each Restricted Stock Award and Performance Share Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Committee in connection with such Award.

     (c) "Change of Control" shall mean the occurrence of any one of the following events:

          (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either
     (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

          (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

          (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or
     (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 25% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or
(y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).


SECTION 15. GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.


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

SECTION 16. EFFECTIVE DATE OF PLAN

     This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 17. GOVERNING LAW

     This Plan shall be governed by the laws of the Commonwealth of Massachusetts except to the extent such law is preempted by federal law.

SECTION 18. VANCOUVER STOCK EXCHANGE

     It is the intention of the Company that the Plan, and the awards granted hereunder, meet the rules of the Vancouver Stock Exchange, to the extent that the grant of any option or award, or the issuance of Stock upon the exercise of any such option or award, is subject to such rules. The Committee shall have the power to include in any awards granted such additional provisions, limitations or restrictions as may be required by the applicable rules of the Vancouver Stock Exchange, provided however that the Committee may not expand the class of individuals eligible to participate in the Plan, increase the number of shares reserved for issuance under the Plan, extend the maximum term of options beyond ten years or permit issuance of Incentive Options at below the price specified in 5(a). The exercise price of shares in respect of any award granted hereunder shall not be less than the exercise required under such rules of the Vancouver Stock Exchange as may be applicable at the time of such grant.


DATE APPROVED BY BOARD OF DIRECTORS: March 19, 1996


DATE APPROVED BY SHAREHOLDERS: May 7, 1996



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